EXHIBIT 10.7(b)
                          BILL OF SALE AND ASSIGNMENT

                  This Bill of Sale and Assignment is made as of December 16, 1998, by Serus LLC, a Utah limited liability company (the "Seller") in favor of Serus Acquisition Corporation, a Delaware corporation (the "Purchaser").

                                   WITNESSETH

                  WHEREAS, pursuant to and in connection with that certain Asset Purchase Agreement dated December 17, 1998, by and between Purchaser and Seller (the "Asset Purchase Agreement"), Seller has agreed to assign, transfer, set over and convey to Purchaser each and all of the assets described therein for good and valuable consideration received by Seller from Purchaser (capitalized terms not otherwise defined in this Bill of Sale and Assignment have the meaning given them in the Asset Purchase Agreement);

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, at the Closing, Seller hereby conveys, sells, transfers, assigns and delivers to Purchaser, and Purchaser hereby purchases from Seller, all right, title and interest of Seller at the Closing in and to the assets, properties, and rights of the Seller of every kind, nature and description, personal, tangible and intangible, known or unknown, wherever located, including, without limiting the generality of the foregoing (but excluding the "Excluded Assets," as such term is defined in Section 1.2 of the Asset Purchase Agreement):

a. All interests in machinery, equipment, copiers, computers, furniture, fixtures, supplies, other tangible personal property and fixed assets and all proprietary rights relating thereto;

b. All lease deposits, prepaid expenses, prepaid property taxes and all other current assets;

c. All claims and rights under all agreements, contracts, contract rights, licenses, evidences of indebtedness, purchase and sale orders, quotations and other executory commitments (but, except as provided in Section 2.1, of the Asset Purchase Agreement excluding any liabilities associated therewith);

d. All franchises, licenses, permits, consents, authorizations and approvals of any federal, state or local regulatory, administrative or other governmental agency or body;

e. All Intellectual Property;

f. Originals of all sales invoices, revenue registers and accounts receivable records, and originals of all warranties on all supplies and equipment, files, papers and all other records of Seller, that relate to the Business;

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g. All rights  under  express or implied  warranties  from  suppliers  of Seller and/or the Business to the extent assignable;

h. All causes of action, judgments and claims or demands of whatever kind or description of Seller, or that arise out of or relate to the Business;

i. All rights and interests of Seller to the proceeds of insurance claims arising from damage to the Assets prior to Closing;

j.  All employee and customer lists and records of Seller;

k. All interests in the lease of office space including all leasehold improvements thereto, and all related rights; and

l. All goodwill of the Business.

2. Seller hereby constitutes and appoints Purchaser, its successors and permitted assigns, the true and lawful attorney of Seller with full power of substitution, in the name of Purchaser, or the name of Seller, on behalf of and for the benefit of Purchaser, to collect the items being transferred to Purchaser as provided herein, to endorse, without recourse, checks, notes and other instruments in respect of such items in the name of Seller, to institute and prosecute, in the name of Seller or otherwise, all proceedings that Purchaser may deem proper in order to collect, assert, or enforce any claim, right or title of any kind in or to the Assets as provided herein, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do all such acts and things in relation thereto as Purchaser may deem advisable. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by Seller directly or indirectly in any manner or for any reason. Seller further agrees that Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers, and Seller shall pay to Purchaser, if and when received, any amounts that shall be received by Seller on or after the date hereof in respect of the Assets as provided herein. Purchaser agrees, subject to the exclusions and limitations contained herein and in the Asset Purchase Agreement, to perform, pay or discharge the Assumed Liabilities (as defined in the Asset Purchase Agreement).

3. Seller will from time to time, at Purchaser request and without further cost or expense to Purchaser, execute and deliver to Purchaser such other instruments of transfer and take such other actions as Purchaser may reasonably request so as more effectively to transfer the Assets to Purchaser free of mortgages, deeds of trust, liens, encumbrances, security interests and claims.

4. Notwithstanding anything contained in this Bill of Sale and Assignment to the contrary, nothing in this Bill of Sale and Assignment will constitute a transfer or an attempted transfer of any contracts or permits that are not capable of being transferred without the consent, approval, novation or waiver of a third person or entity (including, without limitation, a governmental agency), or any contracts or permits the transfer or attempted transfer of which would constitute a breach of such contract or permit or violation of any law.

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5.  This  Bill of Sale and  Assignment  will be  binding  upon and  inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that nothing in this Bill of Sale and Assignment is intended to limit Purchaser's ability to assign or to transfer any of the Assets following the date hereof.

6. This Bill of Sale and Assignment and the legal relations among the parties hereto will be governed by and construed in accordance with the laws of the State of California.

7. This Bill of Sale and Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF,  the undersigned has executed this Bill of
Sale and Assignment as of the day and year above first written.

                                                SELLER:

                                                SERUS LLC,
                                                a Utah limited liability company

                                                By:  /s/ Mark C. Hendricks

                                                PURCHASER:

                                                SERUS ACQUISITION CORPORATION,
                                                a Delaware corporation

                                                By:  /s/ James A. Clark